Exhibit 99.1

AMSC Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, June 3 at 10:00 am ET

Ayer, MA – June 2, 2020 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™, and that protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its fourth quarter and full fiscal year 2019 ended March 31, 2020.

Revenues for the fourth quarter of fiscal 2019 were $18.1 million compared with $14.6 million for the same period of fiscal 2018. The year-over-year increase was primarily driven by higher Grid segment revenues.

AMSC’s net loss for the fourth quarter of fiscal 2019 was $5.9 million, or $0.27 per share, compared to net loss of $8.4 million, or $0.41 per share, for the same period of fiscal 2018.  The Company’s non-GAAP net loss for the fourth quarter of fiscal 2019 was $5.1 million, or $0.24 per share, compared with a non-GAAP net loss of $4.6 million, or $0.23 per share, in the same period of fiscal 2018. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full fiscal year 2019 were $63.8 million as compared to $56.2 million in fiscal year 2018. AMSC reported a net loss for the fiscal year 2019 of $17.1 million, or $1.03 per diluted share, compared to net income of $26.8 million, or $1.29 per diluted share in fiscal year 2018. The Company's non-GAAP net loss for the full year fiscal 2019 was $19.5 million, or $0.93 per share, compared with a non-GAAP net loss of $13.0 million, or $0.64 per share, for fiscal year 2018.  Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, marketable securities and restricted cash on March 31, 2020 totaled $66.1 million, compared with $78.2 million at March 31, 2019.

“In fiscal 2019, we grew our Grid business by nearly 45% as a result of higher revenues from each Grid product line – SPS, D-VAR, VVO, and REG,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “We are executing on our goal of transforming AMSC into what we expect to be a more sustainable and diversified business. We now enter fiscal 2020 with what we believe to be the right products and the right resources to advance our long-term growth strategy.”

AMSC Reports Q4FY19 Results	Page 2

Business Outlook

For the first quarter ending June 30, 2020, AMSC expects that its revenues will be in the range of $18 million to $20 million.  The Company’s net loss for the first quarter of fiscal 2020 is expected not to exceed $6.2 million, or $0.28 per share.  The Company's non-GAAP net loss (as defined below) is expected not to exceed $5.5 million, or $0.25 per share.  The Company expects operating cash flow to be a burn of $4 million to $6 million in the first quarter of fiscal 2020.  The Company expects cash, cash equivalents, marketable securities and restricted cash on June 30, 2020, to be no less than $60 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Wednesday, June 3, 2020, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors.  The live call also can be accessed by dialing (888) 353-6461 and using conference ID 5152939. A replay of the call may be accessed 2 hours following the call by dialing (888) 203-1112 and using conference ID 5152939.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marintec, Windtec, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q4FY19 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; our expectation that we will be a more sustainable and diversified business;  our expectation that we have the right products and the right resources to advance our long-term growth strategy; the expected impact of the COVID-19 pandemic on our future financial results and financial condition; our expected GAAP and non-GAAP financial results for the quarter ending June 30, 2020, our expected cash, cash equivalents, marketable securities, and restricted cash balance on June 30, 2020; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Our financial condition may have an adverse effect on our customer and supplier relationships; The novel coronavirus (COVID-19) pandemic could adversely impact our business, financial condition and results of operations; We may experience difficulties re-establishing our HTS wire production capability in our Ayer, Massachusetts facility; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; Historically, a significant portion of our revenues have been derived from a single customer and if this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our products face competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; We face risks related to our intellectual property; We face risks related to our technologies; We face risks related to our legal proceedings; We face risks related to our common stock; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2020, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY19 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenues
Grid	$13,008	$10,965	$49,585	$34,290
Wind	5,133	3,624	14,253	21,917
Total revenues	18,141	14,589	63,838	56,207

Cost of revenues	15,623	11,825	42,190	42,190

Gross margin	2,518	2,764	9,445	14,017

Operating expenses:
Research and development	2,644	2,301	9,565	9,874
Selling, general and administrative	5,944	5,720	22,669	22,028
Amortization of acquisition-related intangibles	85	85	340	340
Restructuring	—	—	—	450
Gain on Sinovel settlement, net	—	1,000	—	(52,698)
Total operating expense (income)	8,673	9,106	32,574	(20,006)

Operating (loss) income	(6,155)	(6,342)	(23,129)	34,023

Change in fair value of warrants	—	(1,068)	4,648	(3,725)
Gain on sale of minority interest	—	—	—	127
Interest income, net	226	348	1,327	1,117
Other income, net	208	541	253	1,599
(Loss) income before income tax expense	(5,721)	(6,521)	(16,901)	33,141

Income tax expense	165	1,832	195	6,380

Net (loss) income	$(5,886)	$(8,353)	$(17,096)	$26,761

Net (loss) income per common share
Basic	$(0.27)	$(0.41)	$(0.81)	$1.32
Diluted	$(0.27)	$(0.41)	$(1.03)	$1.29

Weighted average number of common shares outstanding
Basic	21,581	20,442	20,985	20,335
Diluted	21,581	20,442	21,069	20,726

AMSC Reports Q4FY19 Results	Page 5

CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	March 31,	March 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$24,699	$77,483
Marketable securities	30,149	—
Accounts receivable	16,987	7,855
Inventory	18,975	12,119
Notes receivable, current portion	—	2,888
Prepaid expenses and other current assets	2,959	3,053
Restricted cash	508	—
Total current assets	94,277	103,398

Marketable securities, long term portion	5,046	—
Property, plant and equipment, net	8,565	8,972
Intangibles, net	3,550	2,890
Right-of-use asset	3,359	—
Goodwill	1,719	1,719
Restricted cash	5,657	715
Deferred tax assets	1,551	1,357
Other assets	385	279
Total assets	$124,109	$119,330

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$22,091	$15,885
Lease liability, current portion	439	—
Derivative liabilities	—	4,942
Deferred revenue, current portion	18,430	7,557
Total current liabilities	40,960	28,384

Deferred revenue, long term portion	7,712	7,962
Lease liability, long term portion	3,000	—
Deferred tax liabilities	180	1,698
Other liabilities	38	93
Total liabilities	51,890	38,137

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 22,902,288 and 21,651,631 shares issued at March 31, 2020 and 2019, respectively	229	216
Additional paid-in capital	1,053,507	1,044,622
Treasury stock, at cost, 297,878 and 235,518 shares at March 31, 2020 and 2019, respectively	(2,666)	(2,101)
Accumulated other comprehensive loss	(216)	(5)
Accumulated deficit	(978,635)	(961,539)
Total stockholders' equity	72,219	81,193
Total liabilities and stockholders' equity	$124,109	$119,330

AMSC Reports Q4FY19 Results	Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(17,096)	$26,761
Adjustments to reconcile net (loss) income to net cash provided by (used in) operations:
Depreciation and amortization	4,308	4,609
Stock-based compensation expense	1,922	3,030
Provision for excess and obsolete inventory	1,276	878
Gain on sale from minority interest investments	—	(127)
Deferred income taxes	(1,714)	735
Change in fair value of warrants	(4,648)	3,725
Non-cash interest (income) expense	(308)	(224)
Other non-cash items	329	(852)
Unrealized foreign exchange (gain)/loss on cash and cash equivalents	(319)	—
Changes in operating asset and liability accounts:
Accounts receivable	(9,159)	(529)
Inventory	(8,143)	5,007
Prepaid expenses and other current assets	373	(365)
Accounts payable and accrued expenses	5,894	2,839
Deferred revenue	10,788	(2,773)
Net cash (used in) provided by operating activities	(16,497)	42,714

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,630)	(952)
Proceeds from the sale of property, plant and equipment	3,001	3,138
Purchase of marketable securities	(35,000)	—
Purchase of intangible assets	(1,000)	—
Proceeds from sale of minority interests	—	127
Change in other assets	8	(144)
Net cash (used in) provided by investing activities	(36,621)	2,169

Cash flows from financing activities:
Employee taxes paid related to net settlement of equity awards	(565)	(456)
Proceeds from exercise of warrants	6,139	—
Proceeds from exercise of employee stock options and ESPP	202	157
Net cash provided by (used in) financing activities	5,776	(299)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	8	(635)

Net (decrease) increase in cash, cash equivalents and restricted cash	(47,334)	43,949
Cash, cash equivalents and restricted cash at beginning of year	78,198	34,249
Cash, cash equivalents and restricted cash at end of year	$30,864	$78,198

AMSC Reports Q4FY19 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$(5,886)	$(8,353)	$(17,096)	$26,761
Gain on sale of interest in minority investments	—	—	—	(127)
Gain on Sinovel settlement, net	—	1,000	—	(52,698)
Stock-based compensation	686	629	1,922	3,030
Amortization of acquisition-related intangibles	85	85	340	340
Change in fair value of warrants	—	1,068	(4,648)	3,725
Tax effect of adjustments	—	933	—	5925
Non-GAAP net loss	(5,115)	(4,638)	(19,482)	(13,044)

Non-GAAP net loss per share	$(0.24)	$(0.23)	$(0.93)	$(0.64)
Weighted average shares outstanding - basic and diluted	21,581	20,442	20,985	20,335

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP OPERATING CASH FLOW

(In thousands)

	March 31, 2020	March 31, 2019
Operating cash flow	$(16,497)	$42,714
Sinovel settlement (net of legal fees and expenses)	1,000	(52,740)
Tax effect of Sinovel settlement, net	3,323	2,377
Non-GAAP operating cash flow	$(12,174)	$(7,649)

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending
June 30, 2020
Net loss	$(6.2)
Stock-based compensation	0.7
Amortization of acquisition-related intangibles	0.0
Non-GAAP net loss	$(5.5)
Non-GAAP net loss per share	$(0.25)
Shares outstanding	21.8

AMSC Reports Q4FY19 Results	Page 8

Note: Non-GAAP net loss is defined by the Company as net income (loss) before; gain on sale of interest in minority investments; stock-based compensation; gain on Sinovel settlement, net, amortization of acquisition-related intangibles; changes in fair value of warrants; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance.  The Company does not expect a further gain on sale of minority investments or gain on Sinovel settlement, net, and the Company no longer has any warrants outstanding, therefore the Company's non-GAAP net loss guidance does not include the impact from these adjustments.  Actual non-GAAP net loss for the fiscal quarter ending June 30, 2020, including the above adjustments, may differ materially from those forecasted in the table above.

Non-GAAP operating cash flow is defined by the Company as operating cash flow before: Sinovel settlement (net of legal fees and expenses); tax effect of Sinovel settlement; and other unusual cash flows or items. The Company believes non-GAAP operating cash flow assists management and investors in comparing the Company’s operating cash flow across reporting periods on a consistent basis by excluding these non-recurring cash items that it does not believe are indicative of its core operating cash flow.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Sanjay M. Hurry

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners LLC

Bob Cavosi

646-638-9891

rcavosi@rooneyco.com

AMSC Communications Manager:

Nicol Golez

Phone: 978-399-8344

Email: Nicol.Golez@amsc.com